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                                                                   EXHIBIT 10.43




August 16, 2002

Mr. Michael E. Lombardozzi
40 Verplank Ave
Stamford, CT 06902

Dear Mike:

Reference is made to the letter agreement dated July 5, 2002 by and between St. Paul Re, Inc. ("SPR") and you regarding the terms and conditions of your employment with SPR or Platinum Underwriters Holdings, Ltd. (the
"Agreement"). The Agreement is hereby amended by:

    (i) Deleting the second paragraph of Section 1 in its entirety and replacing it with the following:

        Upon consummation of the IPO, the Company shall promptly assign all of its rights and obligations hereunder to Holdings and shall, upon such assignment, cease to be a party to this Letter Agreement (except as otherwise provided herein) and Holdings will be the sole obligor hereunder. Following assignment of this Letter Agreement to Holdings, all references herein to the "Company" shall be deemed to mean Holdings and all references to the "Board" shall be deemed to mean the Board of Directors of Holdings.

and;

   (ii) Adding the following paragraph:

        10.  HOUSING ALLOWANCE.

        To the extent that you establish a residence in Bermuda in connection with your employment by Holdings, you will be entitled to reimbursement of reasonable housing and living expenses (not exceeding $15,000 per month).

Except as set forth above, all other terms and conditions of the Agreement remain in full force and effect. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

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This letter agreement is intended to be a binding obligation upon the Company and yourself. If this letter agreement correctly reflects your understanding, please sign and return one copy to me for the Company's records.

ST. PAUL RE, INC.


By:      JEROME T. FADDEN
     -------------------------
Name: Jerome T. Fadden
Title: Chief Executive Officer

The above letter agreement correctly reflects our understanding, and I hereby confirm my agreement to the same.


   MICHAEL LOMBARDOZZI
-------------------------
Michael Lombardozzi

Dated as of August 28, 2002